EXHIBIT 10(q)
                            DARDEN RESTAURANTS, INC.

                            2002 STOCK INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

     This Restricted Stock Award Agreement is between Darden Restaurants, Inc., a Florida corporation (the "Company"), and you, the person named in the attached Award Certificate who is an employee of the Company or one of its Affiliates. This Agreement is effective as of the date of grant set forth in the attached Award Certificate (the "Grant Date").

     The Company wishes to award to you a number of shares of the Company's Common Stock, no par value (the "Common Stock"), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Company's 2002 Stock Incentive Plan (the "Plan").

     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

     1. Award of Restricted Stock.
        -------------------------
     The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock for that number of shares of Common Stock set forth in the attached Award Certificate (the "Shares"), on the terms and conditions set forth in this Agreement and the Award Certificate and in accordance with the terms of the Plan.

     2. Rights with Respect to the Shares.
        ---------------------------------
     With respect to the Shares, you shall be entitled to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Shares and the right to receive cash dividends thereon as provided in Section 8 of this Agreement, unless and until the Shares are forfeited pursuant to Section 5 hereof. Your rights with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3, 4 or 5 hereof.

     3. Vesting.
        -------
     (a) Subject to the terms and conditions of this Agreement, the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on the date or dates and in the amount or amounts set forth in the attached Award Certificate if you remain continuously employed by the Company or an Affiliate of the Company until the respective vesting dates.

     (b) If, but only if, the Award Certificate attached to this Restricted Stock Award Agreement states that the Expiration Date of the Restricted Period is subject to acceleration based on Company performance, then the following provisions will apply:

          (i) The Shares shall vest, and the restrictions on the Shares shall lapse, annually following the end of each of the first five fiscal years ending after the Grant

     Date, in an amount equal to twice the Darden Annual Sales Growth Rate (as defined below) for the applicable fiscal year, rounded to the nearest whole number, provided that the Darden Annual Return on Capital (as defined below) for that fiscal year exceeds the Return on Capital Threshold (as defined below) for that fiscal year.

          (ii) For purposes of this Agreement, "Darden Annual Sales Growth Rate" for the applicable fiscal year means the percentage computed by (x) subtracting the consolidated sales for the Company for the fiscal year immediately preceding the applicable fiscal year (as reflected in the Company's annual audited financial statements for such year) from the consolidated sales for the Company for the applicable fiscal year (as reflected in the Company's annual audited financial statement for such year), (y) dividing the amount computed pursuant to clause (x) by the consolidated sales for the Company for the fiscal year immediately preceding the applicable fiscal year (as reflected in the Company's annual audited financial statements for such year) and (z) multiplying the amount computed pursuant to clause (y) by 100. Following the end of the second through fifth fiscal years ending after the Grant Date, the Darden Annual Sales Growth Rate shall be determined on a cumulative basis for the combined years covered by the calculation, adjusted to reflect the amount of the Darden Annual Sales Growth Rate, if any, that has previously resulted in the accelerated vesting of Shares pursuant to this Section 3(b).

          (iii) For purposes of this Agreement, "Darden Annual Return on Capital" for the applicable fiscal year means the Company's return on capital for that year as computed by the Company's accounting department, and the term "Return on Capital Threshold" for the applicable fiscal year means the median return on capital as computed by the Company's accounting department for the competitive set of companies selected by the Committee for the prior year. If the Darden Annual Return on Capital does not exceed the Return on Capital Threshold for the applicable fiscal year, then no Shares shall vest pursuant to this Section 3(b) for that year.

          (iv) The calculations under this Section 3(b) shall be made on or before the June 30 immediately following the end of the applicable fiscal year and any accelerated vesting resulting from such calculations shall be effective as of that June 30.

          (v) The Committee administering the Plan shall have the authority to make any determinations regarding questions arising from the application of the provisions of this Section 3(b), which determination shall be final, conclusive and binding on you and the Company.

     4. Change of Control.
        -----------------
     Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions in this Agreement, upon the occurrence of a Change of Control (as defined below) you shall become immediately and unconditionally vested in all Shares and the restrictions with respect to all of the Shares shall lapse. For purposes of this Agreement, "Change of Control" shall mean any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

     (c) the consummation of a transaction in which the Company ceases to be an independent publicly-owned corporation or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

     5. Early  Vesting;  Forfeiture;  Automatic  Conversion to Restricted  Stock
        ------------------------------------------------------------------------
Units; Deposit Shares.
---------------------
     (a) If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, your rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive cash dividends on such Shares, except that:

          (i) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for cause (as determined by the Committee administering the Plan) prior to the vesting of the Shares pursuant to
     Section 3 or 4 hereof, and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, then any Shares that have not vested on the date of your termination of employment but that would have vested within two years from the date of termination if your employment had continued shall become immediately vested on the date of your termination of employment;

          (ii) if you retire on or after age 55 with 10 years of service with the Company or an Affiliate of the Company prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, subject to Sections 5 (c) and 5
     (d) below, you will continue to vest in the Shares of Restricted Stock as set forth in the Award Certificate; or

          (iii) if you die  prior  to the  vesting  of the  Shares  pursuant  to
     Section 3, 4 or 5 hereof, the Shares will vest on a pro rata basis on the date of your death, based on the number of full months from the Grant Date to the date of your death. No transfer by will or the applicable laws of descent and distribution of any Shares which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     (b) If the Award Certificate attached to this Restricted Stock Award Agreement states that this Restricted Stock Award has been awarded subject to the Darden Restaurants, Inc. Management and Professional Incentive Plan (the "MIP"), then this Restricted Stock Award and the related Shares shall be cancelled, forfeited and returned to the Company unless all of the requirements set forth in the MIP for the year to which the grant of this Restricted Stock Award relates are satisfied.

     (c) If the Award Certificate attached to this Restricted Stock Award Agreement states that the Expiration Date of the Restricted Period is not subject to acceleration based on Company performance, and if, as determined in January of each year, you will attain the age of 55 with 10 years of service with the Company or an Affiliate of the Company during the one-year period beginning on the last business day of January of that year (the "Automatic Conversion Date") and ending on the last business day of January of the following year, then (i) as of the Automatic Conversion Date, your rights to all of the Shares that are unvested on the Automatic Conversion Date shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive cash dividends on such Shares, and (ii) you shall automatically receive, effective as of the Automatic Conversion Date, an award of restricted stock units under the Plan for that number of units equal to the number of Shares so forfeited, dated as of the Grant Date, with the same vesting schedule as provided in this Agreement and containing such other terms and conditions as are set forth in or established under the Plan.

     (d) If the Award Certificate attached to this Restricted Stock Award Agreement states that the Expiration Date of the Restricted Period is subject to acceleration based on Company performance, and if, as determined in January of each year, you will attain the age of 55 with 10 years of service with the Company or an Affiliate of the Company during the one-year period beginning on the last business day of January of that year (the "Deposit Date") and ending on the last business day of January of the following year, then you may elect to place on deposit with the Company one personally owned share of Common Stock (the "Deposit Shares") for every two Shares that are unvested on the Deposit Date. If you withdraw any or all of the Deposit Shares before the Shares have vested, two Shares that are unvested will be forfeited for each Deposit Share withdrawn. The Company will release to you one Deposit Share for every two Shares that vest following the Deposit Date. In lieu of physical deposit of Share certificates with the Company, the Company may accept such other form or evidence of deposit as it deems appropriate.

     6. Restriction on Transfer.
        -----------------------
     Until the Shares vest pursuant to Section 3, 4 or 5 hereof, none of the Shares may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

     7. Issuance and Custody of Certificates.
        ------------------------------------
     (a) The Company shall cause the Shares to be issued in your name, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares.

     (b) If any certificate is issued, you shall be required to execute and deliver to the Company a stock power or stock powers relating to the Shares as a condition to the receipt of this Award of Restricted Stock.

     (c) After any Shares vest pursuant to Section 3, 4 or 5 hereof, and following payment of the applicable withholding taxes pursuant to Section 9 hereof, the Company shall promptly cause such vested Shares (less any shares withheld to pay taxes), free of the restrictions and/or legend described in
Section 7(a) hereof, to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be.

     8. Distributions and Adjustments.
        -----------------------------
     (a) If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase or exchange of shares or otherwise), you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.

     (b) Any additional shares of Common Stock of the Company, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.

     (c) Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed to you at the same time cash dividends or other cash distributions are distributed to shareholders of the Company generally.

     9. Taxes.
        -----
     (a) You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

     (b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),
(ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the

Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

     10. General Provisions.
         ------------------
     (a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

     (b) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

     (c) Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

     (d) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

     (e) Governing Law. The internal law, and not the law of conflicts, of the State of Florida will govern all questions concerning the validity, construction and effect of this Agreement.

     (f) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

                           Darden Restaurants, Inc.
                           Supervisor, Stock Compensation Plans
                           5900 Lake Ellenor Drive
                           Orlando, FL 32809

     (g) Award Certificate. This Restricted Stock Award Agreement is attached to and made a part of an Award Certificate and shall have no force or effect unless such Award Certificate is duly executed and delivered by the Company to you.

                             * * * * * * * *